UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

AEGERION PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34921	20-2960116
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Identification No.)

One Main Street, Suite 800, Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 500-7867

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 12, 2016, Aegerion Pharmaceuticals, Inc. (the “Company”) issued a press release reporting that it has reached preliminary agreements in principle with the Department of Justice (“DOJ”) and the staff of the Securities and Exchange Commission (“SEC”) regarding a settlement of the ongoing investigations by these agencies into the Company’s sales activities and disclosure related to its JUXTAPID® (lomitapide) capsules (“JUXTAPID”) product.  The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Under the terms of the preliminary agreement in principle with the DOJ, the Company would plead guilty to two misdemeanor misbranding violations of the Food, Drug and Cosmetic Act.  One count would be based on the Company’s alleged marketing of JUXTAPID with inadequate directions for use (21 U.S.C. §§ 352(f)), and the second count would involve an alleged failure to comply with a requirement of the JUXTAPID Risk Evaluation and Mitigation Strategies (“REMS”) program (21 U.S.C. §§ 352(y)). The Company would separately enter into a five-year deferred prosecution agreement with regard to charges that the Company violated the Health Insurance Portability and Accountability Act and engaged in obstruction of justice relating to the REMS program. The preliminary agreement in principle with the DOJ also requires the Company to enter into a civil settlement agreement with the DOJ to resolve alleged violations of the False Claims Act. Additionally, the Company would enter into a non-monetary consent decree with the Food and Drug Administration prohibiting future violations of law and may have to enter into a corporate integrity agreement with the Department of Health and Human Services as part of any final settlement with the DOJ. Under the preliminary agreement in principle, the Company would not be subject to mandatory exclusion from participation in federal health care programs under 42 U.S.C. § 1320a-7(a).

Under the terms of the preliminary agreement in principle with the SEC staff, the SEC’s Division of Enforcement will recommend that the SEC accept a settlement offer from the Company on a neither-admit-nor-deny basis that contains alleged negligent violations of Sections 17(a)(2) and (3) of the Securities Act of 1933, as amended, related to certain statements made by the Company in 2013 regarding the conversion rate of patients receiving JUXTAPID prescriptions, with remedies that include censure, an order prohibiting future violations of the securities laws and payment of a civil penalty.

The preliminary agreements in principle provide for a consolidated monetary package that covers payments due to both the DOJ and the SEC. The consolidated monetary package includes payments to the DOJ and the SEC totaling approximately $40 million in the aggregate (the “Settlement Payments”), payable over five years as follows: approximately $3 million upon finalization of the settlement with the DOJ and the SEC, approximately $3.7 million per year, payable quarterly, for three years following finalization of the settlement, and approximately $13 million per year, payable quarterly, in years four and five following finalization of the settlement. Outstanding amounts would accrue interest from the date of the final agreements in principle at a rate of 1.75% per annum, compounded quarterly.  The Settlement Payments are subject to acceleration in the event of certain change of control transactions or the sale of the Company’s JUXTAPID or MYALEPT® (metreleptin) for injection assets. The Company has increased its existing reserve related to the investigations by approximately $28 million, bringing the aggregate reserve for these matters to approximately $40 million. The increased reserve of approximately $28 million was recorded in the first quarter of 2016.

The terms of the preliminary agreements in principle described above may change following further negotiations and other terms of the final settlement remain subject to further negotiation.  The preliminary agreement in principle with the DOJ is subject to approval of supervisory personnel within the DOJ and relevant federal and state agencies and approval by a U.S. District Court judge of the criminal plea and sentence and the civil settlement agreement.  The preliminary agreement in principle with the SEC is subject to review by other groups in the SEC and approval by the Commissioners of the SEC. The preliminary agreements in principle do not cover the DOJ and SEC’s inquiries concerning the Company’s operations in Brazil.

The foregoing description of the preliminary agreements in principle updates the disclosure regarding the status of settlement negotiations with the DOJ and the SEC included in the Form 12b-25 filed by the Company with the SEC on May 11, 2016.

Forward-Looking Statements

Statements in this report that are not strictly historical in nature constitute “forward-looking statements.” Such statements include, but are not limited to, statements regarding anticipated developments in the Company’s negotiations with the DOJ and the SEC relating to the investigations by these agencies and the terms of potential settlements with these agencies. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause actual events or results to be materially different from any events or results expressed or implied by such forward-looking statements. For example, there are risks associated with the required approvals of final settlement terms by relevant government agencies, including that the proposed settlement with the DOJ is subject to approval of supervisory personnel within the DOJ and relevant federal and state agencies and approval by a U.S. District Court judge of the criminal plea and sentence and the civil settlement agreement, and the proposed settlement with the SEC is subject to review by other groups in the SEC and approval by the Commissioners of the SEC.  The terms of the preliminary agreements in principle described above may change following further negotiations.  The amount and terms of any final settlement may be substantially higher and less favorable than the Company anticipates based on the terms of the preliminary agreements in principle.  Final settlement terms could include the imposition of additional penalties, further limiting the Company’s ability to conduct its business as currently conducted and as planned to be conducted. Additionally, the DOJ and the SEC each likely will outline their views of the factual background in connection with any final settlement.  The government’s recitation of their assessment of the background could lead to additional legal claims or investigations by state government entities or private parties and may have adverse effects on the Company’s existing class action litigation, commercial operations and contracts. For a discussion of additional risks affecting the Company’s business, see the Company’s Annual Report on Form 10-K filed with the SEC on March 15, 2016 and the Company’s other public filings with the SEC, available on the SEC’s website at www.sec.gov. All forward-looking statements are qualified in their entirety by this cautionary statement. The Company is providing this information as of the date hereof and does not undertake any obligation to update any forward-looking statements contained in this report as a result of new information or future events or otherwise.

Item 9.01                   Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press Release, dated May 12, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 12, 2016

AEGERION PHARMACEUTICALS, INC.

By:	/s/ Benjamin Harshbarger
Benjamin Harshbarger
Acting General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated May 12, 2016.